EXHIBIT 1-f

MORGAN STANLEY

Morgan Stanley DirectSecuritiesSM

DISTRIBUTION AGREEMENT

December 23, 2008

Morgan Stanley & Co. Incorporated
1585 Broadway
New York, New York 10036

Dear Sirs:

Morgan Stanley, a Delaware corporation (the “Company”), confirms its agreement with you with respect to the issue and sale from time to time by the Company of up to U.S.$2,000,000,000 aggregate initial public offering price, as such amount may be increased from time to time upon due authorization by the Company, of its Morgan Stanley DirectSecuritiesSM having a maturity more than nine months from the date of issue (the “Notes”) or such larger aggregate initial public offering price as the Company may determine to offer (the “Program Capacity”), subject to reduction as a result of the sale of (1) the Company’s (i) Global Medium Term Notes, Series F (issued other than as part of a Unit), (ii) Global Units, Series F, (iii) Global Medium Term Notes, Series G and Series H (issued other than as part of a Unit), primarily outside of the United States, and (iv) Global Units, Series G and Series H, primarily outside of  the United States, and other debt securities, warrants, preferred stock, common stock, purchase contracts and units, (2) capital securities of certain statutory trust subsidiaries of the Company and (3) securities of certain limited liability subsidiaries of the Company (together with the Notes, the “Program Securities”) in excess of an aggregate initial public offering price equal to U.S. $165,452,274,876, as such amount may be increased from time to time upon due authorization by the Company, minus the Program Capacity.

The Notes will be issued as senior indebtedness pursuant to the provisions of a senior indenture dated as of November 1, 2004, between the Company and The Bank of New York Mellon (as successor to JPMorgan Chase Bank, N.A. (formerly known as JPMorgan Chase Bank)), as trustee (the “Trustee”) (as supplemented by the First Supplemental Senior Indenture dated as of September 4, 2007, the Second Supplemental Senior Indenture dated as of January 4, 2008, the Third Supplemental Senior Indenture dated as of September 10, 2008 and the Fourth Supplemental Senior Indenture dated as of December 1, 2008, each between the Company and the Trustee and as may be further supplemented or amended from time to time, the “Indenture”).

The Notes will have the maturities, interest rates, redemption provisions, if any, and other terms as set forth in the Prospectus referred to below and any Term Sheets (as defined in Section 3(n) below) referred to below.

The Company hereby appoints you as its exclusive agent for the purpose of soliciting and receiving offers to purchase Notes from the Company by others and, on the basis of the representations and warranties herein contained, but subject to the terms and conditions herein set forth, you agree to use reasonable efforts to solicit and receive offers to purchase Notes upon terms acceptable to the Company at such times and in such amounts as the Company shall from time to time specify.  In addition, you may also purchase Notes as principal pursuant to the terms of a terms agreement relating to such sale (a “Notes Terms Agreement”) in accordance with the provisions of Section 2(b) hereof.

The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement, including a prospectus, relating to the Notes.  Such registration statement, as amended at the Commencement Date (as hereinafter defined), including the documents incorporated therein by reference and the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430B of the Securities Act, as amended (the “Securities Act”), is hereinafter referred to as the “Registration Statement.”  The Company proposes to file with the Commission from time to time, pursuant to Rule 424 under the Securities Act, supplements to the prospectus relating to the Notes included in the Registration Statement that will describe certain terms of the Notes.  The prospectus covering the Notes in the form first used to confirm each sale of Notes (or in the form first made available to the agent by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act) is hereinafter referred to as the “Basic Prospectus.”  The Basic Prospectus, as supplemented by a prospectus supplement and/or one or more product supplements and/or pricing supplements setting forth the terms of the Notes, in the form first used to confirm each sale of Notes (or in the form first made available to the agent by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act), is hereinafter referred to as the “Prospectus.”  The term “preliminary prospectus” means any preliminary form of the Prospectus.  The term “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act.  The term “Time of Sale” in respect of Notes means any time at or prior to the confirmation of any sales of any such Program Security.  The term “Time of Sale Prospectus” means the Basic Prospectus, each preliminary prospectus and/or Term Sheet, if any, and each free writing prospectus, if any, that has been prepared by or on behalf of the Company relating to such Notes as of such Time of Sale.  The term “broadly available road show” means a “bona fide electronic road show” as defined in Rule 433(h)(5) under the Securities Act that has been made available without restriction to any person.  As used herein, the terms “Registration Statement,” “Basic Prospectus,” “Prospectus,” “preliminary prospectus,” and “Time of Sale Prospectus” shall include the documents, if any, incorporated by reference therein.  The terms “supplement,” “amendment” and “amend” as used herein with respect to the Registration Statement, the Basic Prospectus, any preliminary prospectus, the Time of Sale Prospectus or free writing prospectus shall include all documents subsequently filed by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are deemed to be incorporated by reference therein.

1.   Representations and Warranties.  The Company represents and warrants to and agrees with you as of the Commencement Date, as of each date on which you solicit offers to purchase Notes, as of each date on which the Company accepts an offer to purchase Notes (including any purchase by you as principal pursuant to a Notes Terms Agreement), as of each date the Company issues and delivers Notes and as of each date the Registration Statement or the Basic Prospectus is amended or supplemented, as follows (it being understood that such representations, warranties and agreements shall be deemed to relate to the Registration Statement, the Basic Prospectus and the Prospectus, each as amended or supplemented to each such date):

(a)  The Registration Statement has become effective, no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or threatened by the Commission.  If the Registration Statement is an automatic shelf registration statement as defined in Rule 405 under the Securities Act, the Company is a well-known seasoned issuer (as defined in Rule 405 under the Securities Act) eligible to use the Registration Statement as an automatic shelf registration statement and the Company has not received notice that the Commission objects to the use of the Registration Statement as an automatic shelf registration statement.

(b)  (i) Each document, if any, filed or to be filed pursuant to the Exchange Act and incorporated by reference in the Time of Sale Prospectus or the Prospectus complied or will comply when so filed in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder, (ii) each part of the Registration Statement, when such part became effective, did not contain and each such part, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) the Registration Statement does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iv) the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder, (v) the Time of Sale Prospectus, as then amended or supplemented by the Company, if applicable, at each Time of Sale of Notes in connection with the offering thereof when the Prospectus is not yet available to prospective purchasers and at each date on which the Company issues and delivers Notes, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (vi) each broadly available road show, if any, when considered together with the applicable Time of Sale Prospectus, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and (vii) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that (1) the representations and warranties set forth in this paragraph do not apply to (A) statements or omissions in the Registration Statement, the Time of Sale Prospectus or the Prospectus based upon information relating to you furnished to the Company in writing by you expressly for use therein or (B) those parts of the Registration

Statement that constitute the Statements of Eligibility (Forms T 1) under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), of the Trustees and (2) the representations and warranties set forth in clauses (iv) and (vii) above, when made as of the Commencement Date or as of any date on which you solicit offers to purchase Notes or on which the Company accepts an offer to purchase Notes, shall be deemed not to cover information concerning an offering of particular Notes to the extent such information will be set forth in a supplement to the Basic Prospectus.

(c)  The Company is not an “ineligible issuer” in connection with the offering pursuant to Rules 164, 405 and 433 under the Securities Act.  Any free writing prospectus that the Company is required to file pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder.  Each free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or that was prepared by or behalf of or used or referred to by the Company complies or will comply in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder.  Except for any free writing prospectuses and electronic road shows each furnished to you before first use, the Company has not prepared, used or referred to, and will not, without your prior consent, prepare, use or refer to, any free writing prospectus.

(d)  The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the State of Delaware, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and the Time of Sale Prospectus, as applicable, and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its consolidated subsidiaries, taken as a whole.

(e)  Each subsidiary of the Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and the Time of Sale Prospectus, as applicable, and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its consolidated subsidiaries, taken as a whole; all of the issued shares of capital stock of each consolidated subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims.

(f)  Each of this Agreement and any applicable Written Notes Terms Agreement (as hereinafter defined) has been duly authorized, executed and delivered by the Company.

(g)  The Indenture has been duly qualified under the Trust Indenture Act and has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company, enforceable in accordance with its terms subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and equitable principles of general applicability.

(h)  The form of the Notes has been duly authorized and established in conformity with the provisions of the Indenture and, when the Notes have been executed and authenticated in accordance with the provisions of the Indenture and delivered to and duly paid for by the purchasers thereof, the Notes will be entitled to the benefits of such Indenture and will be valid and binding obligations of the Company, enforceable in accordance with their respective terms subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and equitable principles of general applicability.

(i)  The execution and delivery by the Company of this Agreement, the Notes, the Indenture and any applicable Written Notes Terms Agreement and the performance by the Company of its obligations under this Agreement, the Notes, the Indenture and any applicable Notes Terms Agreement will not contravene any provision of applicable law or the certificate of incorporation or by laws of the Company or any agreement or other instrument binding upon the Company or any of its subsidiaries that is material to the Company and its consolidated subsidiaries, taken as a whole, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any of its consolidated subsidiaries, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under this Agreement, the Notes, the Indenture and any applicable Notes Terms Agreement, except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Notes; provided, however, that no representation is made or warranty given as to whether the purchase of the Notes constitutes a “prohibited transaction” under Section 406 of the Employee Retirement Income Security Act of 1974, as amended, or Section 4975 of the Internal Revenue Code of 1986, as amended.

(j)  There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Prospectus and the Time of Sale Prospectus, if applicable.

(k)  There are no legal or governmental proceedings pending or threatened to which the Company or any of its consolidated subsidiaries is a party or to which any of the properties of the Company or any of its consolidated subsidiaries is subject (i) other than proceedings accurately described in all material respects in the Prospectus and the Time of Sale Prospectus, if applicable, and proceedings that would not have a material adverse effect on the Company and its consolidated subsidiaries, taken as a whole, or on the power or ability of the Company to perform its obligations under this Agreement, the Indenture or the Notes or to consummate the transactions contemplated by the Prospectus or (ii) that are required to be described in the Registration Statement or the Prospectus and are not so described and there are no statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed or incorporated by reference as exhibits to the Registration Statement that are not described, filed or incorporated as required.

(l)  The Company is not, and after giving effect to the offering and sale of the Notes and the application of the proceeds thereof as described in the Prospectus, will not be required to register as, an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

(m)  Each of the Company and its consolidated subsidiaries has all necessary consents, authorizations, approvals, orders, certificates and permits of and from, and has made all declarations and filings with, all federal, state, local and other governmental authorities, all self regulatory organizations and all courts and other tribunals, to own, lease, license and use its properties and assets and to conduct its business in the manner described in the Prospectus, and the Time of Sale Prospectus, if applicable, except to the extent that the failure to obtain or file would not have a material adverse effect on the Company and its consolidated subsidiaries, taken as a whole.

(n)  Morgan Stanley & Co. Incorporated is registered as a broker dealer and investment adviser with the Commission, is registered with the Commodity Futures Trading Commission as a futures commission merchant and is a member of the New York Stock Exchange, Inc. and the Financial Industry Regulatory Authority, Inc.

2.   Solicitations as Agent; Purchases as Principal.

(a)  Solicitations as Agent.  In connection with your actions as agent hereunder, you agree to use reasonable efforts to solicit offers to purchase Notes upon the terms and conditions set forth in the Prospectus as then amended or supplemented.

The Company reserves the right, in its sole discretion, to instruct you to suspend at any time, for any period of time or permanently, the solicitation of offers to purchase Notes.  Upon receipt of at least one business day’s prior notice from the Company, you will forthwith suspend solicitations of offers to purchase Notes from the Company until such time as the Company has advised you that such solicitation may be resumed.  While such solicitation is suspended, the Company shall not be required to deliver any certificates, opinions or letters in accordance with Sections 5(a), 5(b) and 5(c); provided, however, that if the Registration Statement or Prospectus is amended or supplemented during the period of suspension (other than by an amendment or supplement providing solely for (i) a change in the interest rates, repayment provisions, redemption provisions or maturities offered on the Notes or (ii) for a change you deem to be immaterial), you shall not be required to resume soliciting offers to purchase Notes until the Company has delivered such certificates, opinions and letters as you may request.

The Company agrees to pay to you, as consideration for the sale of each Note resulting from a solicitation made or an offer to purchase received by you, a commission in the form of a discount from the purchase price of such Note equal to between 0.2% and 3.0% (depending upon such Note’s maturity) of the principal amount of such Note or such other discount as may be specified in the Prospectus Supplement relating to such Note.

You shall communicate to the Company, orally or in writing, each offer to purchase Notes received by you as agent that in your judgment should be considered by the Company.  The Company shall have the sole right to accept offers to purchase Notes and may reject any offer in whole or in part.  You shall have the right to reject any offer to purchase Notes that you consider to be unacceptable, and any such rejection shall not be deemed a breach of your agreements contained herein.  The procedural details relating to the issue and delivery of Notes sold by you as agent and the payment therefor shall be as set forth in the Administrative Procedures (as hereinafter defined).

(b)  Purchases as Principal.  Each sale of Notes to you as principal shall be made in accordance with the terms of this Agreement.  In connection with each such sale, the Company will enter into a Notes Terms Agreement that will provide for the sale of such Notes to and the purchase thereof by you.  Each Notes Terms Agreement will take the form of either (i) a written agreement between you and the Company, which may be substantially in the form of Exhibit A hereto (a “Written Notes Terms Agreement”), or (ii) an oral agreement between you and the Company confirmed in writing by you to the Company.

Your commitment to purchase Notes as principal pursuant to a Notes Terms Agreement shall be deemed to have been made on the basis of the representations and warranties of the Company herein contained and shall be subject to the terms and conditions herein set forth.  Each Notes Terms Agreement shall specify the principal amount of Notes to be purchased by you pursuant thereto, the maturity date of such Notes, the price to be paid to the Company for such Notes, the interest rate and interest rate formula, if any, applicable to such Notes and any other terms of such Notes.  Each such Notes Terms Agreement may also specify any requirements for officers’ certificates, opinions of counsel and letters from the independent auditors of the Company pursuant to Section 4 hereof.  A Notes Terms Agreement may also specify certain provisions relating to the reoffering of such Notes by you.

Each Notes Terms Agreement shall specify the time and place of delivery of and payment for such Notes.  Unless otherwise specified in a Notes Terms Agreement, the procedural details relating to the issue and delivery of Notes purchased by you as principal and the payment therefor shall be as set forth in the Administrative Procedures.  Each date of delivery of and payment for Notes to be purchased by you as principal pursuant to a Notes Terms Agreement is referred to herein as a “Settlement Date.”

Unless otherwise specified in a Notes Terms Agreement, if you are purchasing Notes as principal you may resell such Notes to other dealers.  Any such sales may be at a discount, which shall not exceed the amount set forth in the Time of Sale Prospectus and Prospectus relating to such Notes.

(c)  Administrative Procedures.  You and the Company agree to perform the respective duties and obligations specifically provided to be performed in the DirectSecurities, Administrative Procedures (attached hereto as Exhibit B) (the “Administrative Procedures”), as amended from time to time.  The Administrative Procedures may be amended only by written agreement of the Company and you.

(d)  Delivery.  The documents required to be delivered by Section 4 of this Agreement as a condition precedent to your obligation to begin soliciting offers to purchase Notes as agent of the Company shall be delivered at the office of Sidley Austin llp, your counsel, not later than 4:00 p.m., New York City time, on the date hereof, or at such other time and/or place as you and the Company may agree upon in writing, but in no event later than the day prior to the earlier of (i) the date on which you begin soliciting offers to purchase Notes and (ii) the first date on which the Company accepts any offer by you to purchase Notes as principal.  The date of delivery of such documents is referred to herein as the “Commencement Date.”

(e)  Free Writing Prospectuses.  In connection with your actions hereunder, you covenant that, unless you obtain the prior consent of the Company, you will not make any offer relating to the Notes that would constitute an “issuer free writing prospectus,” as defined in Rule 433(h) under the Securities Act, or that would otherwise constitute a free writing prospectus required to be filed with the Commission.

3.   Agreements.  The Company agrees with you that:

(a)  The Company will furnish to you a copy of each proposed free writing prospectus to be prepared by or on behalf of, used by, or referred to by the Company relating to the offering of the Notes and the Company will not use or refer to any proposed free writing prospectus to which you reasonably object.

(b)  The Company will not take any action that would result in you or the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by you or on your behalf that you otherwise would not have been required to file thereunder.

(c)  If the Time of Sale Prospectus is being used to solicit offers to buy Notes at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Time of Sale Prospectus in order to make the statements therein, in the light of the circumstances, not misleading, or if any event shall occur or condition exist as a result of which the Time of Sale Prospectus conflicts with the information contained in the Registration Statement then on file, or if, in the opinion of your counsel, it is necessary to amend or supplement the Time of Sale Prospectus to comply with applicable law, the Company will forthwith prepare, file with the Commission and furnish, at the Company’s own expense, to you and to any dealer upon request, either amendments or supplements to the Time of Sale Prospectus so that the statements in the Time of Sale Prospectus as so amended or supplemented will not, in the light of the circumstances when delivered to a prospective purchaser, be misleading or so that the Time of Sale Prospectus, as amended or supplemented, will no longer conflict with the Registration Statement, or so that the Time of Sale Prospectus, as amended or supplemented, will comply with applicable law.

(d)  Prior to the termination of the offering of the Notes pursuant to this Agreement or pursuant to any Notes Terms Agreement, the Company will not file any Time of Sale Prospectus or prospectus supplement (including any product supplement or pricing supplement) relating to the Notes or any amendment to the Registration Statement relating to the Notes unless the Company has previously furnished to you a copy thereof for your review and will not file any such proposed supplement or amendment to which you reasonably object; provided, however, that the foregoing requirement shall not apply to any of the Company’s periodic filings with the Commission required to be filed pursuant to Section 13(a), 13(c), 13(f), 14 or 15(d) of the

Exchange Act, copies of which filings the Company will cause to be delivered to you promptly after being transmitted for filing with the Commission.  Subject to the foregoing sentence, the Company will promptly cause each supplement to the Basic Prospectus relating to the Notes  (including any product supplement or pricing supplement) to be filed with or transmitted for filing to the Commission in accordance with Rule 424(b) under the Securities Act.  The Company will promptly advise you (i) of the filing of any amendment or supplement to the Basic Prospectus, (ii) of the filing and effectiveness of any amendment to the Registration Statement, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Basic Prospectus or for any additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose and (v) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Notes for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.  The Company will use its best efforts to prevent the issuance of any such stop order or notice of suspension of qualification and, if issued, to obtain as soon as possible the withdrawal thereof.  If the Basic Prospectus is amended or supplemented as a result of the filing under the Exchange Act of any document incorporated by reference in the Prospectus, you shall not be obligated to solicit offers to purchase Notes so long as you are not reasonably satisfied with such document.

(e)  If, at any time when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) under the Securities Act) relating to the Notes is required to be delivered under the Securities Act, any event occurs or condition exists as a result of which the Prospectus, as then amended or supplemented, would include an untrue statement of a material fact, or omit to state any material fact necessary to make the statements therein, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) under the Securities Act), as then amended or supplemented, is delivered to a purchaser, not misleading, or if, in your opinion or in the opinion of the Company, it is necessary at any time to amend or supplement the Prospectus, as then amended or supplemented, to comply with applicable law, the Company will immediately notify you by telephone (with confirmation in writing) to suspend solicitation of offers to purchase Notes and, if so notified by the Company, you shall forthwith suspend such solicitation and cease using the Prospectus, as then amended or supplemented.  If the Company shall decide to amend or supplement the Registration Statement or Prospectus, as then amended or supplemented, it shall so advise you promptly by telephone (with confirmation in writing) and, at its expense, shall prepare and cause to be filed promptly with the Commission an amendment or supplement to the Registration Statement or Prospectus, as then amended or supplemented, that will correct such statement or omission or effect such compliance and will supply such amended or supplemented Prospectus to you in such quantities as you may reasonably request.  If any documents, certificates, opinions and letters furnished to you pursuant to Section 3(i) below and Sections 5(a), 5(b) and 5(c) in connection with the preparation and filing of such amendment or supplement are satisfactory in all respects to you, upon the filing with the Commission of such amendment or supplement to the Prospectus or upon the effectiveness of an amendment to the Registration Statement, you will resume the solicitation of offers to purchase Notes hereunder.  Notwithstanding any other provision of this Section 3(e), until the distribution of any Notes you may own as principal has been completed, if any event described above in this Section 3(e) occurs, the Company will, at its own expense, forthwith prepare and cause to be filed promptly with the Commission an amendment or supplement to the

Registration Statement or Prospectus, as then amended or supplemented, satisfactory in all respects to you, will supply such amended or supplemented Prospectus to you in such quantities as you may reasonably request and shall furnish to you pursuant to Section 3(i) below and Sections 5(a), 5(b) and 5(c) such documents, certificates, opinions and letters as you may request in connection with the preparation and filing of such amendment or supplement.

(f)  The Company will make generally available to its security holders and to you as soon as practicable earning statements that satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder covering a period of at least twelve months beginning, in each case, not later than the first day of the Company’s fiscal quarter next following the “effective date” (as defined in Rule 158 under the Securities Act) of the Registration Statement with respect to each sale of Notes.

(g)  The Company will furnish in New York City, without charge, (i) to you, a signed copy of the Registration Statement, including exhibits and all amendments thereto, and as many copies of the Prospectus, any documents incorporated by reference therein and any supplements and amendments thereto as you may reasonably request and (ii) to the extent that you purchase Notes pursuant to a Notes Terms Agreement or solicit an offer to purchase Notes that is accepted by the Company, prior to 10:00 a.m. New York City time on the business day next succeeding the date of such Notes Terms Agreement or the acceptance of such offer, as many copies of the Prospectus, as then amended or supplemented (including the Time of Sale Prospectus and the Prospectus Supplement relating to the Notes to be purchased pursuant to such Notes Terms Agreement or accepted offer), as you may reasonably request.

(h)  The Company will endeavor to qualify the Notes for offer and sale under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request.

(i)  During the term of this Agreement, the Company shall furnish to you such relevant documents and certificates of officers of the Company relating to the business, operations and affairs of the Company, the Registration Statement, the Basic Prospectus, any amendments or supplements thereto, any Time of Sale Prospectus, the Indenture, the Notes, this Agreement, the Administrative Procedures, any Notes Terms Agreement and the performance by the Company of its obligations hereunder or thereunder as you may from time to time reasonably request.

(j)  The Company shall notify you promptly in writing of any downgrading, or of its receipt of any notice of any intended or potential downgrading or of any review for possible change that does not indicate the direction of the possible change, in the rating accorded the Company or any of the securities of the Company or in the rating outlook for the Company by any “nationally recognized statistical rating organization,” as such term is defined for purposes of Rule 436(g)(2) under the Securities Act.

(k)  Whether or not any sale of Notes is consummated or this Agreement or any Notes Terms Agreement is terminated, the Company will pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement and any Notes Terms Agreement including:  (i) the fees, disbursements and expenses of the Company’s counsel and the Company’s accountants, of the Trustee and its counsel, in connection with the registration and delivery of the Notes under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, the Prospectus, any preliminary prospectus, the Time of Sale Prospectus, any free writing prospectus prepared by or on behalf of, used by, or referred to by the Company and amendments and supplements to any of the foregoing, including the filing fees payable to the Commission relating to the Notes (within the time required by Rule 456(b)(1), if applicable), all printing costs associated therewith, and the mailing and delivering of copies thereof to you and the dealers, in the quantities hereinabove specified, (ii) all costs and expenses related to the transfer and delivery of the Notes to you, including any transfer or other taxes payable thereon, (iii) the cost of printing or producing any Blue Sky or legal investment memorandum in connection with the offer and sale of the Notes under state securities laws and all expenses in connection with the qualification of the Notes for offer and sale under state securities laws as provided in Section 3(h) hereof, including filing fees and the reasonable fees and disbursements of your counsel in connection with such qualification and in connection with the Blue Sky or legal investment memorandum, (iv) all filing fees and the reasonable fees and disbursements of your counsel incurred in connection with the review and qualification of the offering of the Notes by the Financial Industry Regulatory Authority, Inc., (v) any fees charged by the rating agencies for the rating of the Notes, (vi) all fees and expenses in connection with the preparation and filing of any registration statement on Form 8-A relating to any Notes and all costs and expenses incident to listing the Notes on any national securities exchanges and foreign stock exchanges, (vii) the cost of the preparation, issuance and delivery of the Notes, (viii) the costs and charges of any trustee, transfer agent, registrar or depositary, (ix) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Notes, including, without limitation, expenses associated with the preparation or dissemination of any electronic road show, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and the cost of any aircraft chartered in connection with the road show, (x) the document production charges and expenses associated with printing this Agreement, the Indenture and any Notes Terms Agreement, (xi) the fees and disbursements of your counsel incurred in connection with the offering and sale of the Notes, including any opinions to be rendered by such counsel hereunder, (xii) any out of pocket expenses incurred by you (provided that any advertising expenses incurred by you shall have been approved by the Company) and (xiii) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section.  It is understood, however, that except as provided in this Section and Section 6 entitled “Indemnification and Contribution,” you will pay all of your costs and expenses, including fees and disbursements of your counsel, transfer taxes payable on resale of any of the Notes by you and any advertising expenses connected with any offers you may make.

(l)  If the third anniversary of the initial effective date of the Registration Statement occurs during an offering of Notes before all of the Notes then being offered have been sold by you, prior to the third anniversary the Company will file a new shelf registration statement and take any other action necessary to permit the public offering of the Notes to continue without interruption; references herein to the Registration Statement shall include the new registration statement declared effective by the Commission or that automatically becomes effective upon filing with the Commission in accordance with Rule 462(e) under the Securities Act.

(m)  During the period beginning on the date of any Notes Terms Agreement and continuing to and including the Settlement Date with respect to such Notes Terms Agreement, the Company will not, without your prior consent, offer, sell, contract to sell or otherwise dispose of any debt securities of the Company substantially similar to the Notes set forth in such Notes Terms Agreement (other than (A) the Notes that are to be sold pursuant to such Notes Terms Agreement, (B) Notes previously agreed to be sold by the Company and (C) commercial paper issued in the ordinary course of business), except as may otherwise be provided in the applicable Notes Terms Agreement.

(n)  Unless otherwise notified by you, the Company will prepare a final term sheet (a “Term Sheet”) relating to each offering of the Notes, containing only information that describes the final terms of the Notes or the offering, in a form consented to by you, and will file such Term Sheet within the period required by Rule 433(d)(5)(ii) under the Securities Act following the date the final terms have been established for the offering of the Notes.

4.   Conditions of the Obligations of the Agent.  Your obligation to solicit offers to purchase Notes as agent of the Company, your obligation to purchase Notes as principal pursuant to any Notes Terms Agreement and the obligation of any other purchaser to purchase Notes will be subject to the accuracy of the representations and warranties on the part of the Company herein, to the accuracy of the statements of the Company’s officers made in each certificate furnished pursuant to the provisions hereof and to the performance and observance by the Company of all covenants and agreements herein contained on its part to be performed and observed (in the case of your obligation to solicit offers to purchase Notes, at the time of such solicitation, and, in the case of your or any other purchaser’s obligation to purchase Notes, at the time the Company accepts the offer to purchase such Notes and at the time of issuance and delivery) and (in each case) to the following additional conditions precedent when and as specified:

(a)  Prior to such solicitation or purchase, as the case may be:

(i)  there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its consolidated subsidiaries, taken as a whole, from that set forth in the Time of Sale Prospectus that, in your judgment, is material and adverse and that makes it, in your judgment, impracticable to market the Notes on the terms and in the manner contemplated by the Time of Sale Prospectus;

(ii)  there shall not have occurred any (A) suspension or material limitation of trading generally on or by, as the case may be, any of the New York Stock Exchange, NYSE Alternext US LLC, The NASDAQ Stock Market LLC, the Chicago Board of Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade, (B) suspension of trading of any securities of the Company on any exchange or in any over the counter market, (C) material disruption in securities settlement, payment or clearance services in the United States or, in the event of a global offering, in any relevant foreign jurisdiction, (D) declaration of any moratorium on commercial banking activities by Federal or New York State authorities or (E) any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis that, in your judgment, is material and adverse and which, singly or together with any other event specified in this clause (E), makes it, in your judgment, impracticable or inadvisable to proceed with the offer, sale or delivery of the Notes on the terms and in the manner contemplated in the Prospectus or the Time of Sale Prospectus; and

(iii)  there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded the Company or any of the securities of the Company or in the rating outlook for the Company by any “nationally recognized statistical rating organization,” as such term is defined for purposes of Rule 436(g)(2) under the Securities Act;

(A) except, in each case described in paragraph (i), (ii) or (iii) above, as disclosed to you in writing by the Company prior to such solicitation or, in the case of a purchase of Notes, before the offer to purchase such Notes was made or (B) unless in each case described in (ii) above, the relevant event shall have occurred and been known to you prior to such solicitation or, in the case of a purchase of Notes, before the offer to purchase such Notes was made.

(b)  On the Commencement Date and, if called for by any Notes Terms Agreement, on the corresponding Settlement Date, you shall have received:

(i)  The opinion, dated as of such date, of Davis Polk & Wardwell, special counsel to the Company, or of other counsel satisfactory to you and who may be an officer of the Company, to the following effect that:

(A)  the Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the State of Delaware, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus, as amended or supplemented, and the Time of Sale Prospectus, if applicable, and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its consolidated subsidiaries, taken as a whole;

(B)  each of Morgan Stanley & Co. Incorporated and Morgan Stanley International Holdings Inc. (each a “Material Subsidiary”) has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus, as amended or supplemented, and the Time of Sale Prospectus, if applicable, and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its consolidated subsidiaries, taken as a whole;

(C)  each of the Company and its Material Subsidiaries has all necessary consents, authorizations, approvals, orders, certificates and permits of and from, and has made all declarations and filings with, all federal, state, local and other governmental authorities, all self regulatory organizations and all courts and other tribunals, to own, lease, license and use its properties and assets and to conduct its business in the manner described in the Prospectus, as amended or supplemented, and the Time of Sale Prospectus, if applicable, except to the extent that the failure to obtain or file would not have a material adverse effect on the Company and its consolidated subsidiaries, taken as a whole;

(D)  each of this Agreement and any applicable Written Notes Terms Agreement has been duly authorized, executed and delivered by the Company;

(E)  the Indenture has been duly qualified under the Trust Indenture Act and has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and equitable principles of general applicability;

(F)  the form of the Notes has been duly authorized and established in conformity with the provisions of the Indenture and, if the Notes had been executed by the Company and authenticated by the Trustee or its duly appointed agent in accordance with the provisions of the Indenture and delivered to and duly paid for by the purchasers thereof on the date of such opinion, such Notes would be entitled to the benefits of such Indenture and would be valid and binding obligations of the Company, enforceable in accordance with their respective terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and equitable principles of general applicability;

(G)  the execution and delivery by the Company of the Notes, the Indenture and any applicable Written Notes Terms Agreement and the performance by the Company of its obligations under this Agreement, the Notes, the Indenture and any applicable Notes Terms Agreement will not contravene any provision of applicable law or the certificate of incorporation or by laws of the Company or, to the best of such counsel’s knowledge, any agreement or other instrument binding upon the Company or any of its subsidiaries that is material to the Company and its consolidated subsidiaries, taken as a whole, or, to the best of such counsel’s knowledge, any judgment, order or decree of any U.S. governmental body, agency or court having jurisdiction over the Company or any of its consolidated subsidiaries, and no consent, approval, authorization or order of or qualification with any U.S. governmental body or agency is required for the performance by the Company of its obligations under this Agreement, the Notes, the Indenture and any applicable Notes Terms Agreement, except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Notes; provided, however, that no opinion is expressed on whether the purchase of the Notes constitutes a “prohibited transaction” under Section 406 of the Employee Retirement Income Security Act

of 1974, as amended, or Section 4975 of the Internal Revenue Code of 1986, as amended;

(H)  the statements relating to legal matters, documents or proceedings included in (1) the Prospectus, as then amended or supplemented, and the Time of Sale Prospectus, if applicable, under the captions “Description of DirectSecurities” (in the Prospectus Supplement), “Description of Debt Securities” (in the Basic Prospectus) and “Plan of Distribution” (in the Prospectus Supplement and in the Basic Prospectus), (2) the Registration Statement, as then amended or supplemented, under Item 15, (3) “Item 3. Legal Proceedings” of the most recent annual report on Form 10 K incorporated by reference in the Prospectus and the Time of Sale Prospectus, if applicable, and (4) “Item 1. Legal Proceedings” of Part II of the quarterly reports on Form 10 Q, if any, filed since such annual report and incorporated by reference in the Prospectus and the Time of Sale Prospectus, if applicable, in each case fairly summarize in all material respects such matters, documents or proceedings;

(I)  after due inquiry, such counsel does not know of any legal or governmental proceedings pending or threatened to which the Company or any of its consolidated subsidiaries is a party or to which any of the properties of the Company or any of its consolidated subsidiaries is subject that are required to be described in the Registration Statement or the Prospectus, as then amended or supplemented, and are not so described or of any U.S. federal or state statutes, regulations, contracts or other documents governed by U.S. federal or state law that are required to be described in the Registration Statement or the Prospectus, as then amended or supplemented, or to be filed or incorporated by reference as exhibits to such Registration Statement that are not described, filed or incorporated by reference as required;

(J)  the Company is not, and after giving effect to the offering and sale of the Notes and the application of the proceeds thereof as described in the Prospectus, will not be required to register as, an “investment company” as such term is defined in the Investment Company Act of 1940, as amended; and

(K)  (1) in the opinion of such counsel (A) each document filed pursuant to the Exchange Act and incorporated by reference in the Registration Statement and the Prospectus, as then amended or supplemented, and the Time of Sale Prospectus, if applicable (except for the financial statements and financial schedules and other financial and statistical data included therein, as to which such counsel need not express any opinion), appeared on its face to be appropriately responsive as of its filing date in all material respects to the requirements of the Exchange Act and the applicable rules and regulations of the Commission thereunder and (B) the Registration Statement and the Prospectus, as then amended or supplemented, if applicable (except for the financial statements and financial schedules and other financial and statistical data included therein and except for those parts of the Registration Statement that constitute the Forms T-1, as to which such counsel need not express any opinion), appear on their face to be appropriately responsive in all material respects to the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder, and (2) nothing has come to the attention of such counsel that causes such counsel to believe that (A) any part of the Registration Statement, as then amended, if applicable, when such part became effective (except for the financial statements and financial schedules and other financial and statistical data included therein and except for those parts of the Registration Statement that constitute Forms T-1, as to which such counsel need not express any belief) contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (B) the Registration Statement or the Prospectus (except for the financial statements and financial schedules and other financial and statistical data included therein and except for those parts of the Registration Statement that constitute Forms T-1, as to which such counsel need not express any belief) as of the date the opinion is delivered or the Time of Sale, as applicable, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (C) the Time of Sale Prospectus (except for the financial statements and financial schedules and other financial and statistical data included therein, as to which such counsel need not express any belief), if any, as of the date of the Notes Terms Agreement or as amended or supplemented, if applicable, as of the date the opinion is delivered, contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made not misleading or (D) the Prospectus (except for the financial statements and financial schedules and other financial and statistical data included therein, as to which such counsel need not express any belief), as amended or supplemented, if applicable, as of the date the opinion is delivered contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided that in the case of an opinion delivered on the Commencement Date or pursuant to Section 5(b), the opinion and belief set forth in clauses 1(B), 2(B) (with respect to the Prospectus only) and 2(C) above shall be deemed not to cover information concerning an offering of Notes to the extent such information will be set forth in a supplement to the Basic Prospectus.

(ii)  The opinion, dated as of such date, of Sidley Austin llp, your special counsel, covering the matters in subparagraphs (D), (E), (F) and (H) (with respect to statements in the Prospectus and the Time of Sale Prospectus, if applicable, as then amended or supplemented, under the captions “Description of DirectSecurities” (in the Prospectus Supplement), “Description of Debt Securities” (in the Basic Prospectus), “Plan of Distribution” (in the Prospectus Supplement and in the Basic Prospectus) and clauses 4(b)(i)(K)(2)(A), 4(b)(i)(K)(2)(B), 4(b)(i)(K)(2)(C) and 4(b)(i)(K)(2)(D) above.

With respect to Section 4(b)(i)(K) above, if such opinion is given by counsel who is also an officer of the Company, such counsel may state that his or her opinions and beliefs are based upon his or her participation, or the participation of someone under his or her supervision, in the preparation of the Registration Statement, the Time of Sale Prospectus and the Prospectus and any amendments or supplements thereto and review and discussion of the contents thereof, but are without independent check or verification, except as specified.  With respect to Section 4(b)(i)(K) above, Sidley Austin llp and, if Davis Polk & Wardwell is giving such opinion, Davis Polk & Wardwell may state that their opinions and beliefs are based upon their participation in the preparation of the Registration Statement, the Time of Sale Prospectus, the Prospectus, the preliminary prospectus supplement, if any, any identified free writing prospectuses (but not including documents incorporated therein by reference) and upon review and discussion of the contents of the Registration Statement, the Time of Sale Prospectus and the Prospectus (including documents incorporated therein by reference), but are without independent check or verification, except as specified, and (ii) need express no opinion or belief as to the conveyance of the Time of Sale Prospectus or the information contained therein to investors.

(iii)  The opinion, dated as of such date, of Davis Polk & Wardwell, special counsel to the Company, to the effect that the statements set forth under the caption “United States Federal Taxation” in the Basic Prospectus and the Prospectus Supplement and under the caption “Forms of Securities -- Limitations on Issuance of Bearer Securities” in the Basic Prospectus, insofar as such statements relate to statements of law or legal conclusions under the laws of the United States or matters of United States law, fairly present the information called for and fairly summarize the matters referred to therein.

The opinion of Davis Polk & Wardwell described in Section 4(b)(iii) above and in Section 4(b)(i) above, if such opinion is given by Davis Polk & Wardwell, shall be rendered to you at the request of the Company and shall so state therein.

(c)  On the Commencement Date and, if called for by any Notes Terms Agreement, on the corresponding Settlement Date, you shall have received a certificate, dated the Commencement Date or such Settlement Date, as the case may be, and signed by an officer of the Company to the effect set forth in Section 4(a)(iii) above and to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of such date and that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied on or before such date.

The officer signing and delivering such certificate may rely upon the best of his knowledge as to proceedings threatened.

(d)  On the Commencement Date and, if called for by any Notes Terms Agreement, on the corresponding Settlement Date, the Company’s public accountants shall have furnished to you a letter or letters, dated as of the Commencement Date or such Settlement Date, as the case may be, in form and substance satisfactory to you containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in or incorporated by reference into the Registration Statement, the Time of Sale Prospectus and the Prospectus, as then amended or supplemented; provided that each letter so furnished shall use a “cut-off date” no more than three business days prior to the date of such letter.

(e)  On the Commencement Date and on each Settlement Date, the Company shall have furnished to you such appropriate further information, certificates and documents as you may reasonably request.

5.   Additional Agreements of the Company.  (a) Each time the Registration Statement or Prospectus is amended or supplemented (other than by an amendment or supplement providing solely for (i) a change in the interest rates, repayment provisions, redemption provisions or maturities offered on the Notes or (ii) a change you deem to be immaterial), the Company will deliver or cause to be delivered forthwith to you a certificate signed by an executive officer of the Company, dated the date of such amendment or supplement, as the case may be, in form reasonably satisfactory to you, of the same tenor as the certificate referred to in Section 4(c) relating to the Registration Statement or the Prospectus as amended or supplemented to the time of delivery of such certificate.

(b)  Each time the Company furnishes a certificate pursuant to Section 5(a) (other than any amendment or supplement to the Registration Statement or Prospectus caused by the filing of a Current Report on Form 8-K unless you shall reasonably request based on disclosure included or omitted from such Report), the Company will furnish or cause to be furnished forthwith to you a written opinion of counsel for the Company.  Any such opinion shall be dated the date of such amendment or supplement, as the case may be, shall be in a form satisfactory to you and shall be of the same tenor as the opinions referred to in Section 4(b), but modified to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such opinion.  In lieu of such opinion, counsel last furnishing such an opinion to you may furnish to you a letter to the effect that you may rely on such last opinion to the same extent as though it were dated the date of such letter (except that statements in such last opinion will be deemed to relate to the Registration Statement and the Prospectus as amended or supplemented to the time of delivery of such letter).

(c)  Each time the Registration Statement or the Prospectus is amended or supplemented to set forth amended or supplemental financial information or such amended or supplemental information is incorporated by reference in the Prospectus, the Company shall cause its independent auditors forthwith to furnish you with a letter, dated the date of such amendment or supplement, as the case may be, in form satisfactory to you, of the same tenor as the letter referred to in Section 4(d), with regard to the amended or supplemental financial information included or incorporated by reference in the Registration Statement or the Prospectus as amended or supplemented to the date of such letter; provided that each letter so furnished shall use a “cut-off date” no more than three business days prior to the date of such letter.

6.   Indemnification and Contribution.  (a) The Company agrees to indemnify and hold harmless you and each person, if any, who controls you within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act and each of your affiliates within the meaning of Rule 405 under the Securities Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale

Prospectus, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to you furnished to the Company in writing by you expressly for use therein.

(b)  You agree, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to you, but only with reference to information relating to you furnished to the Company in writing by you expressly for use in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, any issuer free writing prospectus or the Prospectus or any amendments or supplements thereto.

(c)  In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to either Section 6(a) or 6(b), such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding.  In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them.  It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred.  Such firm shall be designated in writing by you, in the case of parties indemnified pursuant to Section 6(a), and by the Company, in the case of parties indemnified pursuant to Section 6(b).  The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment.  Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement.  No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

(d)  To the extent the indemnification provided for in Section 6(a) or 6(b) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein in connection with any offering of Notes, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and you on the other hand from the offering of such Notes or (ii) if the allocation provided by clause 6(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 6(d)(i) above but also the relative fault of the Company on the one hand and you on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations.  The relative benefits received by the Company on the one hand and you on the other hand in connection with the offering of such Notes shall be deemed to be in the same respective proportions as the total net proceeds from the offering of such Notes (before deducting expenses) received by the Company bear to the total discounts and commissions received by you in respect thereof as set forth in the Prospectus.  The relative fault of the Company on the one hand and of you on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by you and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.  Your obligations to contribute pursuant to this Section 6 are several in proportion to the respective principal amounts of the Notes you have purchased in any offering of Notes hereunder, and not joint.

(e)  The Company and you agree that it would not be just or equitable if contribution pursuant to this Section 6 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in Section 6(d).  The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 6(d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.  Notwithstanding the provisions of this Section 6, you shall not be required to contribute any amount in excess of the amount by which the total price at which the Notes referred to in Section 6(d) that were offered and sold to the public through you exceeds the amount of any damages that you have otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The remedies provided for in this Section 6 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

(f)  The indemnity and contribution provisions contained in this Section 6 and the representations, warranties and other statements of the Company, its officers and you contained in or made pursuant to this Agreement or any Notes Terms Agreement will remain operative and in full force and effect regardless of (i) any termination of this Agreement or any such Notes Terms Agreement, (ii) any investigation made by or on behalf of you, any person controlling you or any of your affiliates or by or on behalf of the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Notes.

7.   Position of the Agent.  In acting under this Agreement and in connection with the sale of any Notes by the Company (other than Notes sold to you pursuant to a Notes Terms Agreement), you are acting solely as agent of the Company and do not assume any obligation towards or relationship of agency or trust with any purchaser of Notes.  You shall make reasonable efforts to assist the Company in obtaining performance by each purchaser whose offer to purchase Notes has been solicited by you and accepted by the Company, but you shall not have any liability to the Company in the event any such purchase is not consummated for any reason.  If the Company shall default in its obligations to deliver Notes to a purchaser whose offer it has accepted, the Company shall hold you harmless against any loss, claim, damage or liability arising from or as a result of such default and shall, in particular, pay to you the commission you would have received had such sale been consummated.

8.   Offering Restrictions.  If any Notes are to be offered outside the United States, you will not offer or sell any such Notes in any jurisdiction if such offer or sale would not be in compliance with any applicable law or regulation or if any consent, approval or permission is needed for such offer or sale by you or for or on behalf of the Company unless such consent, approval or permission has been previously obtained.  Subject to the obligations of the Company set forth in Section 3 of this Agreement, the Company shall have no responsibility for, and you will obtain, any consent, approval or permission required by you for the subscription, offer, sale or delivery by you of Notes, or the distribution of any offering materials, under the laws and regulations in force in any jurisdiction to which you are subject or in or from which you make any subscription, offer, sale or delivery.

9.   Termination.  This Agreement may be terminated at any time either by the Company or by you upon the giving of written notice of such termination to the other parties hereto, but without prejudice to any rights, obligations or liabilities of the other parties hereto accrued or incurred prior to such termination.  The termination of this Agreement shall not require termination of any Notes Terms Agreement, and the termination of any such Notes Terms Agreement shall not require termination of this Agreement.  If this Agreement is terminated, the provisions of the third paragraph of Section 2(a), the last sentence of Section 3(e) and Sections 3(f), 3(k), 6, 7, 10, 11 and 13 shall survive; provided that if at the time of termination an offer to purchase Notes has been accepted by the Company but the time of delivery to the purchaser or its agent of such Notes has not occurred, the provisions of Sections 1, 2(b), 2(c), 3(d), 3(g), 3(h), 3(i), 3(j), 3(m), 4 and 5 shall also survive until such delivery has been made.

10.  Notices.  All communications hereunder will be in writing and effective only on receipt, and, if sent to you, will be mailed, delivered or telefaxed and confirmed to you at 1585 Broadway, New York, New York 10036, Attention:  Treasurer (telefax number: 212-761-0781) or, if sent to the Company, will be mailed, delivered or telefaxed and confirmed to the Company at 1221 Avenue of the Americas, New York, New York 10020, Attention: Treasurer; Facsimile No.: 212-762-7337.

11.  Successors.  This Agreement and any Notes Terms Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors and controlling persons referred to in Section 6 and the purchasers of Notes (to the extent expressly provided in Section 4), and no other person will have any right or obligation hereunder.

12.  Counterparts.  This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

13.  Applicable Law.  This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

14.  Headings.  The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement between the Company and you.

Very truly yours,

MORGAN STANLEY

By:
	Name:	Daniel B. Park
	Title:	Assistant Treasurer

The foregoing Agreement is hereby
confirmed and accepted as of the date first
above written.

MORGAN STANLEY  & CO. INCORPORATED

By:
Name:
Title:

EXHIBIT A

MORGAN STANLEY

DIRECTSECURITIESSM

NOTES TERMS AGREEMENT

___________________, 200_

Morgan Stanley
1585 Broadway
New York, New York  10036

Attention:

Re:	DirectSecurities Distribution Agreement dated December 23, 2008
(the “DirectSecurities Distribution Agreement”)

The undersigned agrees to purchase your Morgan Stanley DirectSecuritiesSM having a maturity more than nine months from the date of issue (the "Notes") having the terms set forth below.  The offering of the Notes will be made pursuant to a Prospectus dated December 23, 2008, as amended by a Prospectus Supplement dated December 23, 2008 [and] [Pricing Supplement No. [   ] which we expect to be dated on or about [     ]][,] [and] [a free writing prospectus which we expect to be dated on or about [   ]][,] [and] [a Term Sheet which we expect to be dated on or about [   ]] (collectively, the “Time of Sale Prospectus”).  The Notes are expected to have the terms set forth below, but the final terms of the Notes will be those set forth in the Time of Sale Prospectus.  For purposes of this Agreement, the “Time of Sale” shall be [ ], 20[ ].

Principal Amount:	Interest Rate:
Purchase Price:	Applicability of Modified Payment upon Acceleration:
Price to Public:	If yes, state issue price:
Settlement Date and Time:	Applicability of Survivor’s Option:
Place of Delivery:	Optional Repayment Date(s):
Original Issue Date:	Optional Redemption Date(s):
Interest Accrual Date:	Initial Redemption Date:
Interest Payment Dates:	Initial Redemption Percentage:
Interest Payment Period:	Annual Redemption Percentage Reduction:
Maturity Date:	Face Amount (if any):
Minimum Denominations:
Other Provisions:

The provisions of Sections 1, 2(b) and 2(c), 3 through 6, 8 and 10 through 14 of the DirectSecurities Distribution Agreement and the related definitions are incorporated by reference herein and shall be deemed to have the same force and effect as if set forth in full herein.

This Agreement is also subject to termination on the terms incorporated by reference herein.  If this Agreement is terminated, the provisions of Sections 3(k), 6, 10, 11,  and 13 of the DirectSecurities Distribution Agreement shall survive for the purposes of this Agreement.

The following information, opinions, certificates, letters and documents referred to in Section 4 of the DirectSecurities Distribution Agreement will be required:  ________________.

MORGAN STANLEY & CO. INCORPORATED

By:
Name:
Title:

Accepted:

MORGAN STANLEY

By:
	Name:	Daniel B. Park
	Title:	Assistant Treasurer

EXHIBIT B

MORGAN STANLEY

MORGAN STANLEY DIRECTSECURITIESSM

ADMINISTRATIVE PROCEDURES

________________________

Explained below are the administrative procedures and specific terms of the offering of Morgan Stanley DirectSecuritiesSM having a maturity more than nine months from the date of issue (the “Notes”) on a continuous basis by Morgan Stanley (the “Company”) pursuant to the Morgan Stanley DirectSecurities Distribution Agreement dated December 23, 2008 (as may be amended from time to time, the “DirectSecurities Distribution Agreement”) between the Company and Morgan Stanley & Co. Incorporated (the “Agent”).  The Notes will be issued as senior indebtedness of the Company pursuant to the provisions of a senior indenture dated as of November 1, 2004 (as supplemented by the First Supplemental Senior Indenture dated as of September 4, 2007, the Second Supplemental Senior Indenture dated as of January 4, 2008, the Third Supplemental Senior Indenture dated as of September 10, 2008 and the Fourth Supplemental Senior Indenture dated as of December 1, 2008, each between the Company and The Bank of New York Mellon (as successor to JPMorgan Chase Bank, N.A. (formerly known as JPMorgan Chase Bank)) (“BONY”), as trustee (the “Trustee”), and as may be further supplemented or amended from time to time, the “Indenture”), between the Company and the Trustee.

In the DirectSecurities Distribution Agreement, the Agent has agreed to use reasonable efforts to solicit purchases of the Notes, and the administrative procedures explained below will govern the issuance and settlement of any Notes sold through the Agent, as agent of the Company.  The Agent, as principal, may also purchase Notes for its own account, and the Company and the Agent will enter into a terms agreement (a “Notes Terms Agreement”), as contemplated by the DirectSecurities Distribution Agreement.  The administrative procedures explained below will govern the issuance and settlement of any Notes purchased by the Agent, as principal, unless otherwise specified in the applicable Notes Terms Agreement.

BONY will be the Registrar, Authenticating Agent and Paying Agent for the Notes and will perform the duties specified herein.  Each Note will be represented by a Global Note (as defined below) delivered to BONY, as agent for The Depository Trust Company (“DTC”), and recorded in the book-entry system maintained by DTC (a “Book-Entry Note”).  Each Note will be issued in global form.  Except as set forth in the Indenture, an owner of a Book-Entry Note will not be entitled to receive a certificated note.

Book-Entry Notes will be payable in U.S. dollars and will be issued in accordance with the administrative procedures set forth in Part I hereof as they may subsequently be amended as the result of changes in DTC’s operating procedures.

Unless otherwise defined herein, terms defined in the Indenture, the Notes or any Prospectus Supplement relating to the Notes shall be used herein as therein defined.

The Company will advise the Agent in writing of the employees of the Company with whom the Agent is to communicate regarding offers to purchase Notes and the related settlement details.

PART I:  ADMINISTRATIVE PROCEDURES FOR BOOK-ENTRY NOTES

In connection with the qualification of the Book-Entry Notes for eligibility in the book-entry system maintained by DTC, BONY will perform the custodial, document control and administrative functions described below, in accordance with its respective obligations under (i) DTC’s Operational Arrangements dated February 20, 2002, as amended from time to time, including by the Blanket Issuer Letter of Representations from the Company to DTC, dated as of August 25, 2003 and (ii) its obligations under a Medium Term Note Certificate Agreement between BONY and DTC dated as of April 4, 1989, and its obligations as a participant in DTC, including DTC’s Same Day Funds Settlement System (“SDFS”).

Issuance:
On any date of settlement (as defined under  “Settlement” below) for one or more Book-Entry Notes, the Company will issue a single global Note in fully registered form without coupons (a “Global Note”) representing up to U.S.$500,000,000 principal amount of all such Notes that have the same Original Issue Date, Maturity Date and other terms and that otherwise comprise the same securities and have the same terms.  Each Global Note will be dated and issued as of the date of its authentication by BONY.  Each Global Note will bear an “Interest Accrual Date,” which will be (i) with respect to an original Global Note (or any portion thereof), its original issuance date and (ii) with respect to any Global Note (or any portion thereof) issued subsequently upon exchange of a Global Note, or in lieu of a destroyed, lost or stolen Global Note, the most recent Interest Payment Date to which interest has been paid or duly provided for on the predecessor Global Note or Notes (or if no such payment or provision has been made, the original issuance date of the predecessor Global Note), regardless of the date of authentication of such subsequently issued Global Note.  Book-Entry Notes will be payable in U.S. dollars.

Denominations:
Book-Entry Notes will be issued in principal amounts of U.S.$1,000 or any amount in excess thereof that is an integral multiple of U.S.$1,000, unless otherwise indicated in any applicable free writing prospectus, Term Sheet and Pricing Supplement.  Global Notes will be denominated in principal amounts not in excess of U.S.$500,000,000.  If one or more Book-Entry Notes having an aggregate principal amount in excess of U.S.$500,000,000 would, but for the preceding sentence, be represented by a single Global Note then one Global Note will be issued to represent each U.S.$500,000,000 principal amount of such Book-Entry Note or Notes and an additional Global Note will be issued to represent any remaining principal amount of such Book-Entry Note or Notes. In such a case, each of the Global Notes shall be assigned the same CUSIP number.

Preparation of
Pricing Supplement:
If any order to purchase a Book-Entry Note is accepted by or on behalf of the Company, the Company will prepare a free writing prospectus, and/or Term Sheet, if applicable and a pricing supplement (a “Pricing Supplement”) reflecting the terms of such Note.  The Company (i) will arrange to file with the Commission an electronic format document, in the manner prescribed by the EDGAR Filer Manual, of such Term Sheet and Pricing Supplement in accordance with, in the case of any free writing prospectus and/or Term Sheet, Rule 433 under the Securities Act and, in the case of the Pricing Supplement, the applicable paragraph of Rule 424(b) under the Securities Act, (ii) will, with respect to each of the free writing prospectus and/or Term Sheet, if applicable, and the Pricing Supplement, as soon as possible and in any event not later than the date on which the applicable document is filed with the Commission, deliver the number of copies of such document to the Agent as the Agent shall request and (iii) will, on the Agent’s behalf, promptly file five copies of such Pricing Supplement with the Financial Industry Regulatory Authority, Inc. (the “FINRA”) or otherwise satisfy FINRA’s filing requirements.  The Agent will cause the free writing prospectus and/or Term Sheet, if applicable, and the Pricing Supplement to be delivered, or otherwise made available, to the purchaser of the Note.

In each instance that a Pricing Supplement is prepared, the Agent will affix the Pricing Supplement to Prospectuses prior to their use.  Outdated free writing prospectuses, Term Sheets, Pricing Supplements, and the Prospectuses to which they are attached (other than those retained for files), will be destroyed.

Settlement:
The receipt by the Company of immediately available funds in payment for a Book-Entry Note and the authentication and issuance of the Global Note representing such Note shall constitute “settlement” with respect to such Note.  All orders accepted by the Company will be settled on the fifth Business Day pursuant to the timetable for settlement set forth below unless the Company and the purchaser agree to settlement on another day, which shall be no earlier than the next Business Day.

Settlement Procedures:		Settlement Procedures with regard to each Book-Entry Note sold by the Company to or through the Agent (unless otherwise specified pursuant to a Notes Terms Agreement), shall be as follows:

	A.	The Agent will advise the Company by telephone that such Note is a Book-Entry Note and of the following settlement information:

	1.	Principal amount.

	2.	Maturity Date.

	3.	Whether such Note will pay interest monthly, quarterly, semiannually or annually.

	4.	Whether a Survivor’s Option is applicable.

	5.	Redemption or repayment provisions, if any.

	6.	Settlement date and time (Original Issue Date).

	7.	Interest Accrual Date.

	8.	Price.

	9.	Agent’s commission, if any, determined as provided in the DirectSecurities Distribution Agreement.

	10.	Whether the Note is an Original Issue Discount Note (an “OID Note”), and if it is an OID Note, the applicability of Modified Payment upon Acceleration (and, if so, the Issue Price).

	11.	Any other applicable provisions.

B.	The Company will advise BONY by telephone or electronic transmission (confirmed in writing at any time on the same date) of the information set forth in “Settlement Procedures” “A” above, such advice to contain a representation as to the aggregate principal amount of Notes permitted to be issued hereunder after such issuance. BONY will then assign a CUSIP number to the Global Note representing a Note and will notify the Company and the Agent of such CUSIP number(s) by telephone as soon as practicable.

C.	BONY will enter a pending deposit message through DTC’s Participant Terminal System, providing the following settlement information to DTC, the Agent and Standard & Poor’s Corporation:

	1.	The information set forth in “Settlement Procedure” “A” above.

2.
The Initial Interest Payment Date for the Notes, the number of days by which such date succeeds the related DTC Record Date and, if known, amount of interest payable on such Initial Interest Payment Date.

	3.	The CUSIP number of the Global Note.

	4.	Whether the Global Note will represent any other Book-Entry Note (to the extent known at such time).

	5.	The number of Participant accounts to be maintained by DTC on behalf of the Agent and BONY.

D.	BONY will authenticate, complete and deliver the Global Note representing the Note.

E.	DTC will credit such Note to BONY’s participant account at DTC.

F.	BONY will enter an SDFS deliver order through DTC’s Participant Terminal System instructing DTC to (i) debit the Note to BONY’s participant account and credit such Note to the Agent’s participant account and (ii) debit the Agent’s settlement account and credit BONY’s settlement account for an amount equal to the price of such Note less the Agent’s commission, if any. The entry of such a deliver order shall constitute a representation and warranty by BONY to DTC that (a) the Global Note representing a Book Entry Note has been issued and authenticated and (b) BONY is holding such Global Note pursuant to the Medium-Term Note Certificate Agreement between BONY and DTC.

G.	Unless the Agent is the end purchaser of a Note, the Agent will enter an SDFS deliver order through DTC’s Participant Terminal System instructing DTC (i) to debit such Note to the Agent’s participant account and credit such Note to the participant accounts of the Participants with respect to such Note and (ii) to debit the settlement accounts of such Participants and credit the settlement account of the Agent for an amount equal to the price of such Note.

	H.	Transfers of funds in accordance with SDFS deliver orders described in Settlement Procedures “F” and “G” will be settled in accordance with SDFS operating procedures in effect on the settlement date.

	I.	BONY will credit to the account of the Company maintained at BONY, New York, New York, in funds available for immediate use in the amount transferred to BONY in accordance with “Settlement Procedure” “F”.

	J.	Unless the Agent is the end purchaser of the Note, the Agent will confirm the purchase of such Note to the purchaser either by transmitting to the Participants with respect to such Note a confirmation order or orders through DTC’s institutional delivery system or by mailing a written confirmation to such purchaser.

	K.	Monthly, BONY will send to the Company a statement setting forth the principal amount of Notes outstanding as of that date under the Indenture and setting forth a brief description of any sales of which the Company has advised BONY that have not yet been settled.

Settlement Procedures Timetable:		For sales by the Company of Book Entry Notes to or through the Agent (unless otherwise specified pursuant to a Notes Terms Agreement) for settlement on the first Business Day after the sale date, Settlement Procedures “A” through “J” set forth above shall be completed as soon as possible but not later than the respective times in New York City set forth below:

Settlement
Procedure Time
A 11:00 A.M. on the sale date
B 12:00 Noon on the sale date
C 2:00 P.M. on the sale date
D 9:00 A.M. on the settlement date
E 10:00 A.M. on the settlement date
F-G 2:00 P.M. on the settlement date
H 4:45 P.M. on the settlement date
I-J 5:00 P.M. on the settlement date

If a sale is to be settled more than one Business Day after the sale date, Settlement Procedures “A”, “B” and “C” shall be completed as soon as practicable but no later than 11:00 A.M., 12 Noon and 2:00 P.M., respectively, on the first Business Day after the sale date. “Settlement Procedure” “H” is subject to extension in accordance with any extension of Fedwire closing deadlines and in the other events specified in the SDFS operating procedures in effect on the settlement date.

If settlement of a Book-Entry Note is rescheduled or canceled, BONY, after receiving notice from the Company or the Agent, will deliver to DTC, through DTC’s Participant Terminal System, a cancellation message to such effect by no later than 2:00 P.M. on the Business Day immediately preceding the scheduled settlement date.

Failure to Settle:	If BONY fails to enter an SDFS deliver order with respect to a Book-Entry Note pursuant to “Settlement Procedure” “F”, BONY may deliver to DTC, through DTC’s Participant Terminal System, as soon as practicable a withdrawal message instructing DTC to debit such Note to BONY’s participant account, provided that BONY’s participant account contains a principal amount of the Global Note representing such Note that is at least equal to the principal amount to be debited. If a withdrawal message is processed with respect to all the Book-Entry Notes represented by a Global Note, BONY will mark such Global Note “canceled,” make appropriate entries in BONY’s records and send such canceled Global Note to the Company. The CUSIP number assigned to such Global Note shall, in accordance with the procedures of the CUSIP Service Bureau of Standard & Poor’s Corporation, be canceled and not immediately reassigned. If a withdrawal message is processed with respect to one or more, but not all, of the Book Entry Notes represented by a Global Note,

BONY will exchange such Global Note for two Global Notes one of which shall represent such Book Entry Note or Notes and shall be canceled immediately after issuance and the other of which shall represent the remaining Book-Entry Notes previously represented by the surrendered Global Note and shall bear the CUSIP number of the surrendered Global Note.

If the purchase price for any Book Entry Note is not timely paid to the Participants with respect to such Note by the beneficial purchaser thereof (or a person, including an indirect participant in DTC, acting on behalf of such purchaser), such Participants and, in turn, the Agent may enter SDFS deliver orders through DTC’s Participant Terminal System reversing the orders entered pursuant to Settlement Procedures “F” and “G”, respectively. Thereafter, BONY will deliver the withdrawal message and take the related actions described in the preceding paragraph.

Notwithstanding the foregoing, upon any failure to settle with respect to a Book-Entry Note, DTC may take any actions in accordance with its SDFS operating procedures then in effect.

In the event of a failure to settle with respect to one or more, but not all, of the Book-Entry Notes to have been represented by a Global Note, BONY will provide, in accordance with Settlement Procedures “D” and “F”, for the authentication and issuance of a Global Note representing the Book-Entry Notes to be represented by such Global Note and will make appropriate entries in its records.